     As filed with the Securities and Exchange Commission on August 30, 2000
                                            Registration No. 333-_______________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              DIGITAL IMPACT, INC.
             (Exact name of Registrant as specified in its charter)

                                              177 Bovet Road, Suite 200
         Delaware                            San Mateo, California 94402                                  94-3286913
(State of Incorporation)    (Address of principal executive offices, including zip code)    (IRS Employer Identification Number)


                 ----------------------------------------------

                      DIGITAL IMPACT, INC. 1998 STOCK PLAN
                            (Full title of the plans)

                 ----------------------------------------------


                                  William Park
         Chief Executive Officer and Chairman of the Board of Directors
                              DIGITAL IMPACT, INC.
                            177 Bovet Road, Suite 200
                           San Mateo, California 94402
                                 (650) 356-3400
            (Name, address and telephone number of agent for service)


                                    Copy to:
                                 Selim Day, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                                   One Market
                         Spear Street Tower, Suite 3300
                            San Francisco, CA 94105

================================================================================

                                     CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                              PROPOSED         PROPOSED
                                            AMOUNT TO BE      MAXIMUM          MAXIMUM        AMOUNT OF
                                             REGISTERED    OFFERING PRICE      AGGREGATE      REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED      REGISTERED(2)   PER SHARE(2)    OFFERING PRICE       FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be
   issued upon exercise of options under
   the Digital Impact, Inc. 1998 Stock
   Plan                                       2,500,000       $9.6875         $24,218,750        $6,394
=========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Digital Impact, Inc.'s Common Stock which become issuable under the Digital Impact, Inc. 1998 Stock Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in the increase in the number of the outstanding shares of Digital Impact, Inc.'s Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $9.6875 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on August 23, 2000.

                              STATEMENT PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8


        The contents of the Registrant's Registration Statement on Form S-8 (333-34678), as filed with the Securities and Exchange Commission on April 13, 2000, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.


      Exhibit
      Number
      -------
         4.1          Digital Impact, Inc. 1998 Stock Plan, as amended

         5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

        23.1          Consent of Independent Accountants, PricewaterhouseCoopers LLP

        23.2          Consent of Counsel (contained in Exhibit 5.1)

        25.1          Power of Attorney (see signature page)

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on August 29, 2000.



                                DIGITAL IMPACT, INC.



                                By:  /s/ WILLIAM PARK
                                   ---------------------------------------------
                                     William Park
                                     Chief Executive Officer and Chairman of the
                                     Board of Directors

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 29, 2000.


          Signature                                          Title
          ---------                                          -----
 /s/ WILLIAM PARK                         Chief Executive Officer and Chairman of the Board
 -----------------------------            of Directors (Principal Executive Officer)
 William Park                             Vice President, Finance, Chief Financial Officer,


 /s/ DAVID OPPENHEIMER                    Treasurer and Secretary (Principal Financial and
 -----------------------------            Accounting Officer)
 David Oppenheimer


 /s/ GERARDO CAPIEL                       Chief Technology Officer and Director
 -----------------------------
 Gerardo Capiel


 /s/ RUTHANN QUINDLEN                     Director
 -----------------------------
 Ruthann Quindlen


 /s/ WARREN PACKARD                       Director
 -----------------------------
 Warren Packard


 /s/ MICHAEL BROWN                        Director
 -----------------------------
 Michael Brown

                                INDEX TO EXHIBITS



      Exhibit
      Number          Description
      -------         -----------
         4.1          Digital Impact, Inc. 1998 Stock Plan, as amended

         5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

        23.1          Consent of Independent Accountants, PricewaterhouseCoopers LLP

        23.2          Consent of Counsel (contained in Exhibit 5.1)

        25.1          Power of Attorney (see signature page)